Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Milestone Scientific Inc. on Form 10-QSB for the three and nine months ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Arthur L. Goldberg, Acting Chief Financial Officer of Milestone, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Milestone.

/s/ Arthur L. Goldberg
Arthur L. Goldberg
Acting Chief Financial Officer
November 13, 2007

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